Exhibit 5.1
Opinion of Akerman Senterfitt
October 11, 2006
Technical Olympic USA. Inc.
4000 Hollywood Boulevard
Suite 500 N
Hollywood, FL 33021
Ladies and Gentlemen:
     We have acted as counsel to Technical Olympic USA, Inc., a Delaware corporation (the “Registrant”), in connection with the shelf registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of (i) shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”), (ii) shares of the Registrant’s preferred stock, par value $0.01 per share (“Preferred Stock”), (iii) debt securities of the Registrant (“Debt Securities”) and related guarantees of Debt Securities (“Guarantees”) by those subsidiary guarantors named in the Registration Statement (“Guarantors”), each of which may be issued in one or more series, (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”), (v) depositary shares (“Depositary Shares”), (vi) stock purchase contracts (“Stock Purchase Contracts”), and (vii) stock purchase units, consisting of a Stock Purchase Contract and Common Stock, Preferred Stock, Debt Securities or Depositary Shares (“Stock Purchase Units”) in each case, as described in the prospectus forming a part of the Registration Statement (the “Prospectus”) and as shall be designated by the Registrant at the time of the applicable offering. The Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants, Depositary Shares, Stock Purchase Contracts and Stock Purchase Units are hereinafter referred to, collectively, as the “Securities.”
     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:
1.	the Registration Statement;

2.	the form of Senior Indenture, to be entered into between the Registrant and a trustee to be determined, in the form incorporated by reference to the Registration Statement;

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October 11, 2006

3.	the form of Subordinated Indenture, to be entered into between the Registrant and a trustee to be determined, in the form incorporated by reference to the Registration Statement;

4.	the form of Senior Subordinated Indenture, to be entered into between the Registrant and a trustee to be determined, in the form incorporated by reference to the Registration Statement;

5.	the Certificate of Incorporation of the Registrant, as amended to the date hereof;

6.	the Bylaws of the Registrant, as currently in effect;

7.	organizational documents of each Guarantor, as amended to the date hereof;

8.	certain resolutions adopted by the Board of Directors of the Registrant (the “Board”) and the board of directors, managing member, sole member, managing trustee or general partner, as the case may be, of each Guarantor relating to the registration of the Securities and related matters; and

9.	such corporate records of the Registrant and each Guarantor, certificates of public officials, officers of the Registrant, each Guarantor and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below.
     As to various questions of fact material to this opinion, we have relied upon representations of officers or directors of the Registrant and each Guarantor and documents furnished to us by the Registrant without independent verification of their accuracy. We have also assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.
     Based upon and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) a Prospectus Supplement or term sheet will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (v) a definitive purchase, underwriting, or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vi) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, we are of opinion that
1.	With respect to shares of Common Stock, when both (i) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters and (ii) certificates

Technical Olympic USA, Inc.
October 11, 2006

representing the shares of Common Stock have been duly executed, countersigned, registered, and delivered either (A) in accordance with the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (B) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid, and nonassessable.
2.	With respect to shares of any series of Preferred Stock, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series with the Secretary of State of the State of Delaware as required under the Delaware Business Corporation Act (the “Designation”) and (ii) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered either (A) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (B) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be validly issued, fully paid and non-assessable.

3.	With respect to Debt Securities to be issued under either the Senior Indenture, or Subordinated Indenture or Senior Subordinated Indenture, when (i) a trustee is qualified to act as trustee under the Senior Indenture, Subordinated Indenture or Senior Subordinated Indenture, as applicable, (ii) the trustee has duly executed and delivered the Subordinated Indenture, Senior Indenture or Senior Subordinated Indenture, as applicable, (iii) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Registrant to the trustee, as applicable, (iv) the Senior Indenture, Subordinated Indenture or Senior Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended, (v) the Registrants Board of Directors has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof, and related matters and (vi) such Debt Securities have been duly executed, authenticated, issued, and delivered in accordance with the provisions of the Senior Indenture, Subordinated Indenture or Senior Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting, or similar agreement upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Registrant, enforceable against the Registrant in

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accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law).
4.	With respect to Guarantees, when (i) when the board of directors, managing member, sole member, managing trustee or general partner, as the case my be, of each Guarantor has taken all necessary action to approve the issuance and terms of such Guarantees, the terms of the offering thereof, and related matters, (ii) the Debt Securities are duly executed, authenticated, issued and delivered in accordance with the provisions of the relevant indenture, and (iii) the Guarantees have been endorsed as a notation on the Debt Securities, the Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable in accordance with their terms applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws in effect and subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

5.	With respect to the Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters, (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Registrant and the warrant agent appointed by the Registrant, and the depositary appointed by the Registrant, (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered, and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein, the Warrants will be validly issued.

6.	With respect to the Depositary Shares, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters, (ii) the deposit agreement or agreements relating to the Depositary Shares have been duly authorized and validly executed and delivered by the Registrant and the depositary appointed by the Registrant, (iii) the terms of such Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement relating to such Depositary Shares and are such as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant and as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Registrant, (iv) the Preferred Stock relating to such Depositary Shares has been duly and properly authorized for issuance and articles supplementary to the Certificate of Incorporation of the Registrant classifying such Preferred Stock and setting forth the terms thereof have been filed and accepted for record, (v) such shares of Preferred Stock have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto and (vi) the receipts evidencing such

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Depositary Shares have been duly issued against the deposit of such Preferred Stock in accordance with the Deposit Agreement, such Depositary Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.
7.	With respect to the Stock Purchase Contracts, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Stock Purchase Contracts, the terms of the offering thereof, and related matters, (ii) the Stock Purchase Contract agreement or agreements relating to the Stock Purchase Contracts have been duly authorized and validly executed and delivered by the Registrant and the applicable stock purchase contract agent appointed by the Registrant, (iii) the Stock Purchase Contracts have been duly executed, countersigned, registered, and delivered in accordance with the appropriate stock purchase contract agreement or agreements and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein, the Stock Purchase Contracts will be validly issued.

8.	With respect to the Stock Purchase Units, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Stock Purchase Units, the terms of the offering thereof, and related matters, (ii) the agreement or agreements pursuant to which the Stock Purchase Units are to be issued have been duly authorized and validly executed and delivered by the Registrant, (iii) the Stock Purchase Units have been duly executed, countersigned, registered, and delivered in accordance with the agreement or agreements pursuant to which the Stock Purchase Units are to be issued and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein, the Stock Purchase Units will be validly issued.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

AKERMAN SENTERFITT
/s/ Akerman Senterfitt